EXHIBIT 6.1

MATERIAL AGREEMENTS BETWEEN FRIENDABLE, INC. AND ANSWERING LEGAL

Technology Services Division™

MOBILE APPLICATION DEVELOPMENT SERVICES

For

Prepared for: Robert Shatles | rob@answeringlegal.com	Submitted by: Dean Rositano | CTO Friendable, Inc. dean@friendable.com

ANSWERING LEGAL

SOW1: MOBILE APPLICATION DEVELOPMENT SERVICES

Presented to:

ROB SHATLES | PRESIDENT

Important Notice:

The enclosed material is proprietary to Friendable. This material is presented for the purpose of evaluating services and may not be disclosed in any manner to anyone other than the addressee and employees or authorized representatives of client named here within.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

TABLE OF CONTENTS

ANSWERING LEGAL

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

EXECUTIVE SUMMARY

Friendable has been asked to submit a proposal to develop a mobile application for Answering Legal utilizing existing backend services and API’s. Application is to be designed for IOS and Android, and will be utilized as a customer facing application, allowing them to manage their calls, messages, availability, and account information. It is understood by and between Friendable, Inc. and the Answering Legal team, that features identified in the general scope of work may be added in series or phases, based on the goal of delivering a version of the “Answering Legal App” by year end. It is possible all features and functions make it into the apps final deliverable, yet it is not possible to determine until we move through the initial phases of development together.

PROJECT GOALS

MOBILE APPLICATION(S)

High Level Goals:

Þ	Develop a New Mobile application for deployment on IOS and Android Phone and Tablet Devices.
Þ	UI / UX Design – Pixel Perfect Designs, plus cut and prep elements for multiple screen sizes / resolutions / and OS’s.
Þ	Auto Layout – Multiple Screen Sizes and Resolutions
Þ	Develop User Account Login Interface
Þ	Develop User Account Management - to add, view, sort, and manage their calls and messages.
Þ	Development of Reminder System
Þ	Development of Tutorial on “How To Use” the application
Þ	Utilization of Answering Legal API’s
Þ	Testing, Bug Fixing, and Deployment to app stores

Features / Tasks:

●	Complete Wireframe (Every Screen & Action), API Mapping, and Developer Documentation
●	Setup of code version control (GitHub)
●	Setup automatic build processes and quality control
●	Setup Bug Tracking software and process

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

●	UI / UX design – All Screens, buttons, elements, etc.
●	Develop User On-Boarding Process
-	Tutorial
-	Login (User ID & Pass) and Face ID / Thumb option (On Supported Devices)
-	Forgot Password Function
●	Develop Navigation – Bottom Touch bar
●	Development of Home Screen and Services - Quick Action Buttons
-	Hold Calls
■	Double Verification Prompt
-	Hold Calls Expiration Countdown Timer
-	Double Verification Prompt
-	Set New Status
-	Support / Submit Ticket
-	Set Current Status
■	Scroll Selector
■	Set Expiration Countdown Timer
■	Double Verification Prompt
■	Edit Status
-	Details
●	Activity Feed
-	Messages
-	Reminders
●	Messages
-	Search
■	Criteria
●	Phrase Match
●	Tag
-	Filter
■	Date / Time
■	Tags
■	Save Filter
●	Tabs
-	All Messages
-	Unread
●	Message Contact Detail
-	Quick Action Buttons
■	Email
■	Save
■	Reminder
■	More
●	Tag
●	Mark Unread
●	Archive
■	Tag

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

■	Mark Unread
■	Archive
-	Message Body
-	Reminders
■	Add Reminder
-	Tags
■	Add / Remove Tag
-	Message Details
●	Group Text
-	Launch group text from pre-determined group
●	Status
-	Quick Action Buttons
■	New Status
●	Set Start and End Times
■	Scheduled – Details
●	Activity Feed
●	Create New
●	More Options
o	Copy / Duplicate
o	Edit
●	My Statuses
o	Saved Statuses
o	Crate New
o	Edit
●	Current Status
o	Scroll Menu
o	Expiration Time Ticker
o	Double Verification Prompt
●	Status Details
●	Contact Info
●	Support Ticket
o	Submit-able Form – email
o	Success Message
●	Company Info
o	Request Info Change
●	App Settings
o	Notification Settings – Email / Push
●	Contact Us
●	FAQ’s
●	Logout
●	Tutorials

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

●	Analytics / Behavior Tracking and Reporting – inclusion of analytics and tracking SDK and behavior tagging – (Google Analytics, Flurry, MixPanel, AppSee, etc.)
●	Push Notifications?
●	User Experience testing and tweaking
●	Bug testing, tracking, and fixing
●	App Store Deployment

SERVICES OVERVIEW

With our Agreement in place, Friendable will provide a knowledgeable team that is trained to address any issues that might arise. The Project Manager will be available during standard business via email, phone or skype. In addition, Friendable will utilize a web based issue tracker. When builds are released, client can log any and all issues, changes, and feature requests, which will be assigned and managed until closed by the project manager.

Client Responsibilities:

●	Provide access to a complete set of API’s
●	Provide project manager and technical contact

PROCESS

●	Task Assignments
-	Direct to the Project Manager
-	If the work is unsatisfactory, the client agrees to raise the concern within 1 business week of asking the Project Manager to address the issue

TIMELINE

●	Kick Off July 22nd, 2019
●	Beta Release – November 15th 2019
●	Production Release - December 15th 2019
●	Optimization Release – January 2020
●	Roll out January 2020

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

PROJECT COSTS

SERVICES AND TIMELINES

Initial Product Build

Title	Dates	Amount
Start Up	On Approval / Signing	$30,000
Progress Payment #1	August 15th	$30,000
Progress Payment #2	September 15th	$30,000
Progress Payment #3	October 15th	$30,000
V1 Release Payment	November 15th	$30,000
	Total	$150,000

Payment is due in U.S. Dollars on or before the dates identified in the table above.

Ongoing Fees:

Þ	App Updates: As Needed

EXPENSES

These costs exclude direct expenses incurred on the project. These include desktop publishing of print and/or presentation materials, copying and shipping charges. This does not include travel-related expenses. If traveling, meal expenses will be limited to $50 per diem. All travel and other direct expenses greater than $500 will be submitted to the Answering Legal for approval prior to incurring them.

CONTRACT TERMS

PAYMENT TERMS: Client shall pay Company the fees in the amount and on the timing as specified in each applicable SOW, or invoice, including, but not limited to, compensation for the Services and all reasonable out-of-pocket expenses incurred in the performance of the Services, and for any non-standard expenses [including support] incurred at the written request of Client. Payments made later than the due date set forth in the applicable SOW or invoice will accrue interest from the date due to the date paid at the lesser rate of eighteen percent (18%) per annum or the maximum allowed by applicable law. In the event Client fails to make a payment within ten (10) days from the date such payment is due, Company shall be entitled to suspend performance of the Services and, at its option, terminate the relevant SOW by written notice.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

DELIVERABLES: All Deliverables provided by Company to Client shall be deemed to be accepted within 5 days of receipt by Client unless Company receives written notice of non-acceptance within 5 days after delivery. Any notice of non-acceptance must state in reasonable detail how the Deliverables did not conform to the Statement of Work and Company shall use its reasonable business efforts to correct any deficiencies in the Deliverables so that they conform to the Statement of Work within 30 days of non- acceptance notice by Client. Client shall not withhold any payment for Services except for material and substantial non-conformity with the Statement of Work.

TERMINATION: Either party may, in its sole discretion, terminate this Agreement after the Services have been completed and paid in full for any existing SOW by providing prior written notice to the other party hereto. The provisions of this Agreement shall continue to apply to all ongoing Statements of Work. Either party may terminate this Agreement upon written notice to the other party if the other party: (a) materially breaches this Agreement, and such breach remains uncured more than thirty (30) days after receipt of written notice of such breach; (b) makes an assignment of substantially all of its assets for the benefit of its creditors; or (c) either (i) files a voluntary petition for relief under 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”) which is not dismissed or withdrawn within sixty (60) days or (ii) has an involuntary petition for relief under the Bankruptcy Code filed against it. In the event Client fails to meet any obligations to Company as described in this Agreement or in an SOW, including timely performance of Client tasks and deliverables per project schedules, then Company shall be entitled to suspend performance of the Services and, at its option, immediately terminate the relevant SOW by written notice. In any of the events of termination described herein, Client will continue to be obligated to pay any and all amounts due to Company for products or services provided to Client prior to the effective date of the termination, and any deposits or advance payments made by Client to Company shall be retained by Company. Upon expiration or termination of this Agreement, all Contract Terms described herein shall survive any expiration or termination of this Agreement.

WARRANTY: Client warrants that Company’s use of any materials furnished by Client in connection with a Statement of Work does not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company warrants that the Deliverables, in the form provided to Client, do not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner. If a Company License Agreement is used, then additional warranty terms contained therein will apply as to Company’s intellectual property which is licensed to Client.

LIMITATION OF LIABILITY: Neither party shall be liable for any consequential, indirect, special or incidental damages, such as damages for lost profits, business failure or loss arising out of use of the Deliverables or the Services, whether or not advised of the possibility of such damages. Company’s total liability arising out of this Agreement and the provision of the Services shall be limited to the fees received by Company within the twelve (12) month period immediately prior to the event giving rise to such liability paid under the applicable Statement of Work under which such liability arises. No action or proceeding arising out of this Agreement may be brought more than two years after the events giving rise thereto. Client shall indemnify and hold

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

harmless Company, its parent, and subsidiary, and affiliate corporations, and their respective officers, directors and employees for any damages or losses incurred or sustained by any such parties relating to or that arise from: (i) the negligent or willful acts or omissions of Client, its employees or agents; or (ii) the performance of Services hereunder.

PUBLICITY: Neither party shall publish or use any advertising, sales promotions, press releases or other publicity relating to this Agreement or which use the other party’s name, logo, trademarks or service marks without the approval of the other party, which approval shall not be unreasonably withheld. The foregoing notwithstanding, the parties agree that Company may publicly refer to Client by name and use Client’s trademark and logo as part of Company’s Client lists.

INTELLECTUAL PROPERTY: ANSWERING LEGAL will own the entire product developed as part of this agreement.

PROTECTION OF PERSONNEL: Company makes every effort to hire and retain the best and brightest personnel. If Client hires any personnel of Company during a contract or within 24 months of the end of a contract, then the Client agrees to pay 50% of the employee’s previous annual compensation, or 50% of the employee’s future annual compensation, whichever is greater, to Company. The client also hereby grants access to Company for any and all financial or payroll information necessary to ascertain the employee’s future annual compensation within the first year of employment with Client.

ASSIGNMENT: Neither party may assign this Agreement without the other party’s prior written consent. Notwithstanding the foregoing, however, Company may assign this Agreement without the Client’s prior written consent to (i) its subsidiary or affiliate, (ii) a purchaser of all or substantially all of its stock, membership interests or assets, or (iii) a third party participating in a merger or other corporate reorganization. This Agreement shall be binding on the successors, legal representatives, and assigns of the parties hereto. Any purported attempt to assign or transfer this Agreement in violation of this provision will be deemed void.

AGREEMENT: This Agreement, including the SOWs and/or License Agreement, contains the entire agreement between Company and Client with regard to the subject matter hereof and supersedes all prior agreements between the parties. Company and Client acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by Company or Client regarding the subject matter hereof which are not contained in this Agreement, and that no other agreement, statement, or promise not contained herein shall be valid or binding. This agreement will continue in effect from the effective date hereof, until terminated in writing by either party. Any changes to this agreement must be in writing and signed by both parties. This Agreement shall be governed in all respects by and construed in accordance with the laws of the state of California.

ARBITRATION: Any controversy, claim, or dispute between the parties relating to this Agreement shall be resolved by binding arbitration in California by an arbitrator(s) chosen under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be administered by the AAA and conducted according to California Code of Civil

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Procedure section 1282 et seq. Each party shall have the right to reasonable discovery prior to the arbitration. The arbitrator(s) shall base the award on applicable California law and judicial precedent and shall include in the award a statement of the reasons upon which the award is based. The fees of the arbitrator(s) shall be shared equally between the parties. Each party shall bear its own attorneys’ fees and costs incurred in the arbitration. Notwithstanding the foregoing, either party may seek judicial relief, including but not limited to, injunctive relief, for claims arising under the Intellectual Property section of this Agreement.

FORCE MAJEURE: Neither party shall be in default of any obligation under this Agreement to the extent performance of such obligation is prevented or delayed by a Force Majeure Event. For purposes of this section, Force Majeure Events include fire, flood, explosion, strike, war, insurrection, embargo, government requirement, act of civil or military authority, act of God, or any similar event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of a Force Majeure Event. If a Force Majeure Event prevents or delays the performance of a party for 30 days, the other party shall have the right to terminate the affected Statement of Work upon written notice at any time before performance resumes.

RELATIONSHIP: The relationship of the parties is that of independent contractors. Each party, its employees and agents, shall not be deemed to be employees, agents, joint ventures or partners of the other and shall not have the authority to bind the other.

GOVERNING LAW:. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

NO WAIVER: Neither party shall be deemed to have waived any rights under this Agreement, by course of dealing or otherwise, unless such waiver is given in writing and signed by the waiving party.

SEVERABILITY: If any provision of this Agreement or a Statement of Work is found to be unenforceable in any jurisdiction, the balance of this Agreement and the Statement of Work shall not be affected by the unenforceable provision, and such provision, shall, if feasible, be modified in scope so that it becomes enforceable.

COUNTERPARTS: This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

ACCEPTANCE

ANSWERING LEGAL SOWl : MOBILE APPLICATION DEVELOPMENT SERVICES

Signature:	Signature:

Robert A Rositano JRI CEO	Robert Shatles I President

FRIENDABLE, INC.	ANSWERING LEGAL
Dated: 7/18/2019	Dated: 7/18/2019

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Technology Services Division™

For

ADDITION #1 TO ORIGINAL PROJECT SCOPE

MOBILE AND WEB APPLICATION

High Performance Network Services Infrastructure, API Development, and Secure Admin Portal

Prepared for:	Submitted by:
Robert Shatles |	Dean Rositano | CTO
rob@answeringlegal.com	Friendable, Inc.
dean@friendable.com

ANSWERING LEGAL

SOW2: Network Services Infrastructure, API Development, and Secure Admin Portal

Presented to:

ROB SHATLES | PRESIDENT

Important Notice:

The enclosed material is proprietary to Friendable. This material is presented for the purpose of evaluating services and may not be disclosed in any manner to anyone other than the addressee and employees or authorized representatives of client named here within.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Network Services Infrastructure

Friendable will architect, design and develop a backend infrastructure on the AWS platform to handle requests from the Answering Legal Mobile and Web Applications. Infrastructure will auto scale based on load, be backed up multiple times a day, and will be mirrored in 2 separate zones for failover. Platform will include creating and setting up the following services:

-	Creation of Production Network Environment
-	Creation of Development Network Environment – mini version of production
-	Database Creation, structure, and development
-	EC2 Linux based Server setup and recipe creation (server template) for provisioning new servers
-	DNS Setup – domains and sub-domains
-	Purchase and install of SSL
-	AWS network and account Security design and setup (Create Security groups & VPN’s)
-	AWS Beanstalk for auto provisioning auto scale servers
-	S3 Buckets - creation and Setup for storing files
-	Dual VPN to CTI for secure communications
-	SNS setup and config - Push Notifications
-	Creation of push notification groups and segmentation of users (i.e. subscribed, unsubscribed, past due, time zones, main account holders, team members, etc.)
-	Creation of Cloud Front Auto Scale Groups for production API’s and web app
-	Elastic Load Balancer setup and config
-	Automated backup routines and data management
-	Write routines to get the latest code from the Git repository and deploy to all production or development server groups - (Jenkins)
-	Setup Code version control
-	Setup bot server for automated tasks
-	Amazon SES setup for admin email notifications
-	Monitoring and Alerting setup

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

API Development

Friendable will develop a set of network service API’s to communicate with the applications (IOS, Android, and Web) as well as CTI. API’s will be a central location for all platforms to communicate and to ensure that everything is always in sync.

These include:

-	Architect and Design of Database table structure
-	Creation of approx. 30 – 40 new endpoints required (as per the API spec doc)
-	Device and notification management – SNS subscribe / Unsubscribe
-	Creation of routines to communicate changes to CTI
-	Create a full set of Developer Documentation
-	Create automated routines for task reminders, schedule changes, etc.
-	Bot creation or Lambda function for Log management and reporting, server cleanup, stats, admin feeds, timed events, turning off account access for past due payments, etc.

Answering Legal Admin and server health portal

Friendable will create a secure admin area where answering Legal employees can login and perform the following tasks:

-	View total # of App Users
-	View # of app users – daily, hourly, date range
-	View a user’s activity log
-	Send a user’s activity log via email to customer
-	View and edit a user’s profile
-	Change Password
-	Search Users
-	Lock a user’s account
-	Unlock a user’s account
-	View app usage – link to app analytics
-	Send broadcast push notifications to all users or by groups
-	User Notes
-	Server and DB health monitoring NewRelic, Nagios, etc –
o	# of active servers
o	# of requests
o	Speed
o	Error reporting
o	Network and App Debugging information

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

App Changes and Additions

-	Add Sub User Process
o	UI / UX updates
o	CTI Sync updates
-	User admin levels
o	Web Admin Updates
o	APP UI / UX updates
-	User change log and management
o	APP UI / UX updates
o	Change Log DB and code updates
o	Will include where change was made (IOS, Android, Web App, Phone - CTI)
-	Email Folders functionality for filing messages into folders
o	APP UI / UX updates
o	DB and code updates
-	Assigning & Attaching Tasks to email and contacts
o	APP UI / UX updates
-	Contact merge if duplicate function
-	Setup Email SMTP server or AWS SES and connect to automated task reminder system and forgot password flows

Additions November 7th & 8th

-	Book Appointment Feature – allow account owner to send back to CTI to schedule an appointment.
o	UI / UX Updates
o	API Update
o	Database Schema Update
o	Automated file import and export sync with CTI creation
o	CTI will schedule appointments outside of the app.

-	Re-Skin for Ring Savvy
o	New and separate source code
o	New Domain creation and setup in production auto scale zones – separated domain URL’s for Answering Legal and Ring Savvy for easy splitting later, but will run on the same network services infrastructure for V1
o	New version control repos – Github
o	New separate automated code compile and deploy routines setup (Jenkins) dev and production for debugging and deploy on app stores
o	Same DB, but users will be tagged and separated for Answering Legal and Ring Savvy for V1
o	Combined web admin – users will be designated as Answering Legal or Ring Savvy

-	Courts List
o	GPA lookup of nearby courts
o	Select Court and launch text message app with address pasted in

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Additional Clarifications:

1.	Domain Transfer – Friendable will transfer ownership of the domain answeringmobile.com.
2.	DNS management for answeringmobile.com will be forwarded to Amazon Route 53.

SERVICES OVERVIEW

With our Agreement in place, Friendable will provide a knowledgeable team that is trained to address any issues that might arise. The Project Manager will be available during standard business via email, phone or skype. In addition, Friendable will utilize a network and DB analyzer with a web-based interface. Client can log into the admin portal to see the health of the network and/or individual servers and DB’s.

Client Responsibilities:

●	Provide cooperation with CTI to complete the required database sync items in a timely manor.
●	Provide project manager and technical contact

PROCESS

●	Task Assignments
-	Direct to the Project Manager
-	If the work is unsatisfactory, the client agrees to raise the concern within 1 business week of asking the Project Manager to address the issue

PROJECTED TIMELINE

●	Network Services Infrastructure dev - Kick Off November 11th, 2019
●	Network Services backend development environment complete – November 22nd 2019
●	API development complete - January 24th, 2020
●	Production Environment Live – February 13th, 2020
●	Answering legal Web app & admin V1 alpha - February 28th, 2020
●	Answering legal Mobile App IOS and Android Alpha – March 20th, 2020
●	Answering legal Web app & Admin beta – April 3rd, 2020
●	Answering legal Mobile App IOS and Android Beta – April 17th, 2020
●	Answering legal Web App, IOS, and Android Release 1 – May 4th, 2020
●	Ring Savvy Web App, IOS, and Android Beta – May 15th
●	Ring Savvy Web App, IOS, and Android Production Live – May 22nd
●	Web admin production – May 22nd, 2020

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

PROJECT COSTS

SERVICES AND COSTS

Initial High-Performance Network and Backend Services Build

Title	Dates	Amount
Network Services architecture design, development and administration (through March 2020)		$73,500
API Development		$77,000
Admin and Server Health Portal		$44,900
App Additions		$57,000
	Total:	$252,400

Payment is due in U.S. Dollars on or before the dates identified in the table above.

	PAYMENT PLAN
Initial Kick Off Network Services	November 15th	$41,485.71
Progress Payment #1	December 15th	$41,485.71
Progress Payment #2	January 15th	$41,485.71
Progress Payment #3	February 15th	$41,485.71
Progress Payment #4	March 15th	$41,485.71
Progress Payment #5	April 15th	$41,485.71
Last Payment SOW1 & SOW#2	May 15th	$41,485.71

Payments include SOW #1, SOW #2, and re-skin for Ring Savvy

Ongoing Fees:

Þ	Hosting, Monitoring, Upgrades, and Maintenance TBD

EXPENSES

These costs exclude direct expenses incurred on the project. These include desktop publishing of print and/or presentation materials, copying and shipping charges. This does not include travel-related expenses. If traveling, meal expenses will be limited to $50 per diem. All travel and other direct expenses greater than $500 will be submitted to the Answering Legal for approval prior to incurring them.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

CONTRACT TERMS

PAYMENT TERMS: Client shall pay Company the fees in the amount and on the timing as specified in each applicable SOW, or invoice, including, but not limited to, compensation for the Services and all reasonable out-of-pocket expenses incurred in the performance of the Services, and for any non-standard expenses [including support] incurred at the written request of Client. Payments made later than the due date set forth in the applicable SOW or invoice will accrue interest from the date due to the date paid at the lesser rate of eighteen percent (18%) per annum or the maximum allowed by applicable law. In the event Client fails to make a payment within ten (10) days from the date such payment is due, Company shall be entitled to suspend performance of the Services and, at its option, terminate the relevant SOW by written notice.

DELIVERABLES: All Deliverables provided by Company to Client shall be deemed to be accepted within 5 days of receipt by Client unless Company receives written notice of non-acceptance within 5 days after delivery. Any notice of non-acceptance must state in reasonable detail how the Deliverables did not conform to the Statement of Work and Company shall use its reasonable business efforts to correct any deficiencies in the Deliverables so that they conform to the Statement of Work within 30 days of non- acceptance notice by Client. Client shall not withhold any payment for Services except for material and substantial non-conformity with the Statement of Work.

TERMINATION: Either party may, in its sole discretion, terminate this Agreement after the Services have been completed and paid in full for any existing SOW by providing prior written notice to the other party hereto. The provisions of this Agreement shall continue to apply to all ongoing Statements of Work. Either party may terminate this Agreement upon written notice to the other party if the other party: (a) materially breaches this Agreement, and such breach remains uncured more than thirty (30) days after receipt of written notice of such breach; (b) makes an assignment of substantially all of its assets for the benefit of its creditors; or (c) either (i) files a voluntary petition for relief under 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”) which is not dismissed or withdrawn within sixty (60) days or (ii) has an involuntary petition for relief under the Bankruptcy Code filed against it. In the event Client fails to meet any obligations to Company as described in this Agreement or in an SOW, including timely performance of Client tasks and deliverables per project schedules, then Company shall be entitled to suspend performance of the Services and, at its option, immediately terminate the relevant SOW by written notice. In any of the events of termination described herein, Client will continue to be obligated to pay any and all amounts due to Company for products or services provided to Client prior to the effective date of the termination, and any deposits or advance payments made by Client to Company shall be retained by Company. Upon expiration or termination of this Agreement, all Contract Terms described herein shall survive any expiration or termination of this Agreement.

WARRANTY: Client warrants that Company’s use of any materials furnished by Client in connection with a Statement of Work does not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company warrants that the Deliverables, in the form provided to Client, do not infringe any patent, copyright, trademark, trade secret or other right

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

of any third party. Company shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner. If a Company License Agreement is used, then additional warranty terms contained therein will apply as to Company’s intellectual property which is licensed to Client.

LIMITATION OF LIABILITY: Neither party shall be liable for any consequential, indirect, special or incidental damages, such as damages for lost profits, business failure or loss arising out of use of the Deliverables or the Services, whether or not advised of the possibility of such damages. Company’s total liability arising out of this Agreement and the provision of the Services shall be limited to the fees received by Company within the twelve (12) month period immediately prior to the event giving rise to such liability paid under the applicable Statement of Work under which such liability arises. No action or proceeding arising out of this Agreement may be brought more than two years after the events giving rise thereto. Client shall indemnify and hold harmless Company, its parent, and subsidiary, and affiliate corporations, and their respective officers, directors and employees for any damages or losses incurred or sustained by any such parties relating to or that arise from: (i) the negligent or willful acts or omissions of Client, its employees or agents; or (ii) the performance of Services hereunder.

PUBLICITY: Neither party shall publish or use any advertising, sales promotions, press releases or other publicity relating to this Agreement or which use the other party’s name, logo, trademarks or service marks without the approval of the other party, which approval shall not be unreasonably withheld. The foregoing notwithstanding, the parties agree that Company may publicly refer to Client by name and use Client’s trademark and logo as part of Company’s Client lists.

INTELLECTUAL PROPERTY: ANSWERING LEGAL will own the entire product developed as part of this agreement.

PROTECTION OF PERSONNEL: Company makes every effort to hire and retain the best and brightest personnel. If Client hires any personnel of Company during a contract or within 24 months of the end of a contract, then the Client agrees to pay 50% of the employee’s previous annual compensation, or 50% of the employee’s future annual compensation, whichever is greater, to Company. The client also hereby grants access to Company for any and all financial or payroll information necessary to ascertain the employee’s future annual compensation within the first year of employment with Client.

ASSIGNMENT: Neither party may assign this Agreement without the other party’s prior written consent. Notwithstanding the foregoing, however, Company may assign this Agreement without the Client’s prior written consent to (i) its subsidiary or affiliate, (ii) a purchaser of all or substantially all of its stock, membership interests or assets, or (iii) a third party participating in a merger or other corporate reorganization. This Agreement shall be binding on the successors, legal representatives, and assigns of the parties hereto. Any purported attempt to assign or transfer this Agreement in violation of this provision will be deemed void.

AGREEMENT: This Agreement, including the SOWs and/or License Agreement, contains the entire agreement between Company and Client with regard to the subject matter hereof and

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

supersedes all prior agreements between the parties. Company and Client acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by Company or Client regarding the subject matter hereof which are not contained in this Agreement, and that no other agreement, statement, or promise not contained herein shall be valid or binding. This agreement will continue in effect from the effective date hereof, until terminated in writing by either party. Any changes to this agreement must be in writing and signed by both parties. This Agreement shall be governed in all respects by and construed in accordance with the laws of the state of California.

ARBITRATION: Any controversy, claim, or dispute between the parties relating to this Agreement shall be resolved by binding arbitration in California by an arbitrator(s) chosen under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be administered by the AAA and conducted according to California Code of Civil Procedure section 1282 et seq. Each party shall have the right to reasonable discovery prior to the arbitration. The arbitrator(s) shall base the award on applicable California law and judicial precedent and shall include in the award a statement of the reasons upon which the award is based. The fees of the arbitrator(s) shall be shared equally between the parties. Each party shall bear its own attorneys’ fees and costs incurred in the arbitration. Notwithstanding the foregoing, either party may seek judicial relief, including but not limited to, injunctive relief, for claims arising under the Intellectual Property section of this Agreement.

FORCE MAJEURE: Neither party shall be in default of any obligation under this Agreement to the extent performance of such obligation is prevented or delayed by a Force Majeure Event. For purposes of this section, Force Majeure Events include fire, flood, explosion, strike, war, insurrection, embargo, government requirement, act of civil or military authority, act of God, or any similar event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of a Force Majeure Event. If a Force Majeure Event prevents or delays the performance of a party for 30 days, the other party shall have the right to terminate the affected Statement of Work upon written notice at any time before performance resumes.

RELATIONSHIP: The relationship of the parties is that of independent contractors. Each party, its employees and agents, shall not be deemed to be employees, agents, joint ventures or partners of the other and shall not have the authority to bind the other.

GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

NO WAIVER: Neither party shall be deemed to have waived any rights under this Agreement, by course of dealing or otherwise, unless such waiver is given in writing and signed by the waiving party.

SEVERABILITY: If any provision of this Agreement or a Statement of Work is found to be unenforceable in any jurisdiction, the balance of this Agreement and the Statement of Work shall not be affected by the unenforceable provision, and such provision, shall, if feasible, be modified in scope so that it becomes enforceable.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

COUNTERPARTS: This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

ACCEPTANCE

ANSWERING LEGAL SOW2: Network Services, API Development, and Secure Admin Portal

Signature:	Signature:

Robert A Rositano JR | CEO	Robert Shatles | President

FRIENDABLE, INC.	ANSWERING LEGAL
Dated : 11/12/2019	Dated : 11/12/2019

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Technology Services Division™

For

ADDITION #2 TO ORIGINAL PROJECT SCOPE

MOBILE AND WEB APPLICATION
Zapier Development and Integration

Prepared for: Robert Shatles | rob@answeringlegal.com	Submitted by: Dean Rositano | CTO Friendable, Inc. dean@friendable.com

ANSWERING LEGAL

SOW2: Zapier Development and Integration

Presented to:

ROB SHATLES | PRESIDENT

Important Notice:

The enclosed material is proprietary to Friendable. This material is presented for the purpose of evaluating services and may not be disclosed in any manner to anyone other than the addressee and employees or authorized representatives of client named here within.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Overview / Background

Zapier is an app automation platform where over 2 million people connect apps into customized workflows—what they call Zaps. A Zapier integration can connect Answering Legal API’s to the Zapier platform and let it integrate with 1,300+ other popular apps to watch for new or updated data, find existing data, or create and update data.

Zaps are built of steps—or functions that take input, communicate with an API, and return output. Users build Zaps from two or more steps from integrations. The first step is always the trigger, that watches for new or updated data every few minutes (with polling or subscription triggers), and starts the Zap. Subsequent steps—or actions—then use that data to find or add items to Answering Legal, with search actions to find data or even the ability to create actions to add new items into the Answering Legal database / app.

Tasks / Outline

Zapier integrations define authentication, triggers, searches, and actions so users can connect any part of your app’s API to other applications. When building and integrating, we will:

1.	Design the exact data and endpoints from your API and data schemas that make the most sense to use as Zap steps, including triggers and actions.

2.	To enable this for Answering Legal, we need to connect and configure your app’s authentication security system, create new API calls and convert into triggers and searches, then release your new integration to let users connect to it with Zapier. Initial high-level thoughts are:

●	Get All Schedule

●	Get Current status

●	Get All Available Status’s

●	Customize Schedule results (search), by date range, status type, taking calls, status name

●	Get All Contacts

●	Customize Contact results (search), by name, phone #, Client Type, address, city, state, zip

●	Get All Tasks

●	Customize Task results (search), by name and/or due date

●	Get My Team

●	Customize Team results (search), by name, phone, access level?

3.	Create a single development server and new webhook application with subscription capabilities to communicate with Zapier.

4.	Create a new elastic beanstalk production server cluster with 1 load balancer and 2 webhook servers (for failover) to communicate with Zapier’s servers.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

5.	Create and utilize github repos (source control) and create automated deployment to elastic Beanstalk via github and code pipeline.

6.	Create backup routines

7.	Add monitoring software

8.	Create alarms and alerts for automatically and immediately detecting issues and notifying us to investigate

Following integration, we require extensive Q/A and testing with live data, prior to releasing your new integration to Zapier and/or advising any users to connect their applications to it.

SERVICES OVERVIEW

With a signed agreement in place, Friendable will add additional and knowledgeable resources to our dev team, ensuring they have been trained to address any issues that might arise. Our Project Manager will be available during standard business hours via email, phone, skype, or slack. (but as always we will be available 24/7)

CLIENT RESPONSIBILITES:

●	Provide cooperation with CTI to complete the required database sync items in a timely manor.

●	Provide project manager and technical contact

PROCESS

●	Task Assignments

-	Direct to the Project Manager

-	If the work is unsatisfactory, the client agrees to raise the concern within 1 business week of asking the Project Manager to address the issue

PROJECTED TIMELINE

●	Zapier Design – 1 Week

●	Zapier Development – 2.5 Weeks

●	Production server setup, load balancer and auto scaling, automated deployment from source control repo(Github) – 1.5 weeks

●	Q / A, testing, monitoring and alerting setup – 1.5 weeks

●	Production roll out / Release monitoring and minor bug fixing – 4 Weeks

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

PROJECT COSTS

SERVICES AND COSTS

Initial High-Performance Network and Backend Services Build

Title	Dates	Amount
Zapier Design & Development		$38,500
Production Server Environment		$7,800
Q/A, testing, monitoring and alerting setup		$5,675
Production monitoring and minor bug fixing		$3,500
	Total:	$55,475
	With Discount:	$35,000

DISCOUNTED PAYMENT PLAN
Initial Kick Off	10,000
Balance pay
over 4 months	6,250

Ongoing Fees:

Þ	Hosting, Monitoring, Upgrades, and Maintenance TBD

EXPENSES

These costs exclude direct expenses incurred on the project. These include desktop publishing of print and/or presentation materials, copying and shipping charges. This does not include travel-related expenses. If traveling, meal expenses will be limited to $50 per diem. All travel and other direct expenses greater than $500 will be submitted to the Answering Legal for approval prior to incurring them.

CONTRACT TERMS

PAYMENT TERMS: Client shall pay Company the fees in the amount and on the timing as specified in each applicable SOW, or invoice, including, but not limited to, compensation for the Services and all reasonable out-of-pocket expenses incurred in the performance of the Services, and for any non-standard expenses [including support] incurred at the written request of Client. Payments made later than the due date set forth in the applicable SOW or invoice will accrue interest from the date due to the date paid at the lesser rate of eighteen percent (18%) per

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

annum or the maximum allowed by applicable law. In the event Client fails to make a payment within ten (10) days from the date such payment is due, Company shall be entitled to suspend performance of the Services and, at its option, terminate the relevant SOW by written notice.

DELIVERABLES: All Deliverables provided by Company to Client shall be deemed to be accepted within 5 days of receipt by Client unless Company receives written notice of non-acceptance within 5 days after delivery. Any notice of non-acceptance must state in reasonable detail how the Deliverables did not conform to the Statement of Work and Company shall use its reasonable business efforts to correct any deficiencies in the Deliverables so that they conform to the Statement of Work within 30 days of non- acceptance notice by Client. Client shall not withhold any payment for Services except for material and substantial non-conformity with the Statement of Work.

TERMINATION: Either party may, in its sole discretion, terminate this Agreement after the Services have been completed and paid in full for any existing SOW by providing prior written notice to the other party hereto. The provisions of this Agreement shall continue to apply to all ongoing Statements of Work. Either party may terminate this Agreement upon written notice to the other party if the other party: (a) materially breaches this Agreement, and such breach remains uncured more than thirty (30) days after receipt of written notice of such breach; (b) makes an assignment of substantially all of its assets for the benefit of its creditors; or (c) either (i) files a voluntary petition for relief under 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”) which is not dismissed or withdrawn within sixty (60) days or (ii) has an involuntary petition for relief under the Bankruptcy Code filed against it. In the event Client fails to meet any obligations to Company as described in this Agreement or in an SOW, including timely performance of Client tasks and deliverables per project schedules, then Company shall be entitled to suspend performance of the Services and, at its option, immediately terminate the relevant SOW by written notice. In any of the events of termination described herein, Client will continue to be obligated to pay any and all amounts due to Company for products or services provided to Client prior to the effective date of the termination, and any deposits or advance payments made by Client to Company shall be retained by Company. Upon expiration or termination of this Agreement, all Contract Terms described herein shall survive any expiration or termination of this Agreement.

WARRANTY: Client warrants that Company’s use of any materials furnished by Client in connection with a Statement of Work does not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company warrants that the Deliverables, in the form provided to Client, do not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner. If a Company License Agreement is used, then additional warranty terms contained therein will apply as to Company’s intellectual property which is licensed to Client.

LIMITATION OF LIABILITY: Neither party shall be liable for any consequential, indirect, special or incidental damages, such as damages for lost profits, business failure or loss arising out of use of the Deliverables or the Services, whether or not advised of the possibility of such damages. Company’s total liability arising out of this Agreement and the provision of the Services shall be

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

limited to the fees received by Company within the twelve (12) month period immediately prior to the event giving rise to such liability paid under the applicable Statement of Work under which such liability arises. No action or proceeding arising out of this Agreement may be brought more than two years after the events giving rise thereto. Client shall indemnify and hold harmless Company, its parent, and subsidiary, and affiliate corporations, and their respective officers, directors and employees for any damages or losses incurred or sustained by any such parties relating to or that arise from: (i) the negligent or willful acts or omissions of Client, its employees or agents; or (ii) the performance of Services hereunder.

PUBLICITY: Neither party shall publish or use any advertising, sales promotions, press releases or other publicity relating to this Agreement or which use the other party’s name, logo, trademarks or service marks without the approval of the other party, which approval shall not be unreasonably withheld. The foregoing notwithstanding, the parties agree that Company may publicly refer to Client by name and use Client’s trademark and logo as part of Company’s Client lists.

INTELLECTUAL PROPERTY: ANSWERING LEGAL will own the entire product developed as part of this agreement.

PROTECTION OF PERSONNEL: Company makes every effort to hire and retain the best and brightest personnel. If Client hires any personnel of Company during a contract or within 24 months of the end of a contract, then the Client agrees to pay 50% of the employee’s previous annual compensation, or 50% of the employee’s future annual compensation, whichever is greater, to Company. The client also hereby grants access to Company for any and all financial or payroll information necessary to ascertain the employee’s future annual compensation within the first year of employment with Client.

ASSIGNMENT: Neither party may assign this Agreement without the other party’s prior written consent. Notwithstanding the foregoing, however, Company may assign this Agreement without the Client’s prior written consent to (i) its subsidiary or affiliate, (ii) a purchaser of all or substantially all of its stock, membership interests or assets, or (iii) a third party participating in a merger or other corporate reorganization. This Agreement shall be binding on the successors, legal representatives, and assigns of the parties hereto. Any purported attempt to assign or transfer this Agreement in violation of this provision will be deemed void.

AGREEMENT: This Agreement, including the SOWs and/or License Agreement, contains the entire agreement between Company and Client with regard to the subject matter hereof and supersedes all prior agreements between the parties. Company and Client acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by Company or Client regarding the subject matter hereof which are not contained in this Agreement, and that no other agreement, statement, or promise not contained herein shall be valid or binding. This agreement will continue in effect from the effective date hereof, until terminated in writing by either party. Any changes to this agreement must be in writing and signed by both parties. This Agreement shall be governed in all respects by and construed in accordance with the laws of the state of California.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

ARBITRATION: Any controversy, claim, or dispute between the parties relating to this Agreement shall be resolved by binding arbitration in California by an arbitrator(s) chosen under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be administered by the AAA and conducted according to California Code of Civil Procedure section 1282 et seq. Each party shall have the right to reasonable discovery prior to the arbitration. The arbitrator(s) shall base the award on applicable California law and judicial precedent and shall include in the award a statement of the reasons upon which the award is based. The fees of the arbitrator(s) shall be shared equally between the parties. Each party shall bear its own attorneys’ fees and costs incurred in the arbitration. Notwithstanding the foregoing, either party may seek judicial relief, including but not limited to, injunctive relief, for claims arising under the Intellectual Property section of this Agreement.

FORCE MAJEURE: Neither party shall be in default of any obligation under this Agreement to the extent performance of such obligation is prevented or delayed by a Force Majeure Event. For purposes of this section, Force Majeure Events include fire, flood, explosion, strike, war, insurrection, embargo, government requirement, act of civil or military authority, act of God, or any similar event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of a Force Majeure Event. If a Force Majeure Event prevents or delays the performance of a party for 30 days, the other party shall have the right to terminate the affected Statement of Work upon written notice at any time before performance resumes.

RELATIONSHIP: The relationship of the parties is that of independent contractors. Each party, its employees and agents, shall not be deemed to be employees, agents, joint ventures or partners of the other and shall not have the authority to bind the other.

GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

NO WAIVER: Neither party shall be deemed to have waived any rights under this Agreement, by course of dealing or otherwise, unless such waiver is given in writing and signed by the waiving party.

SEVERABILITY: If any provision of this Agreement or a Statement of Work is found to be unenforceable in any jurisdiction, the balance of this Agreement and the Statement of Work shall not be affected by the unenforceable provision, and such provision, shall, if feasible, be modified in scope so that it becomes enforceable.

COUNTERPARTS: This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

ACCEPTANCE

ANSWERING LEGAL SOW3: ZAPIER DEVELOPMENT AND INTEGRATION

Signature:	Signature:

Robert A Rositano JR | CEO	Robert Shatles | President

FRIENDABLE, INC.	ANSWERING LEGAL
DATED: 3/6/2020	DATED: 3/6/2020

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Technology Services Division™

For

ADDITION #3 TO ORIGINAL PROJECT SCOPE

MOBILE AND WEB APPLICATION
FormStack, Airship, & App Additions Development and Integration

Prepared for: Robert Shatles | rob@answeringlegal.com	Submitted by: Dean Rositano | CTO Friendable, Inc. dean@friendable.com

ANSWERING LEGAL

SOW4: Formstack, Airship, Upgrades - Development and Integration

Presented to:

ROB SHATLES | PRESIDENT

Important Notice:

The enclosed material is proprietary to Friendable. This material is presented for the purpose of evaluating services and may not be disclosed in any manner to anyone other than the addressee and employees or authorized representatives of client named here within.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Tasks / Outline

Form Stack:

Overview: Connect to the Formstack API and create a system that allows Answering Legal reps to create lead forms and embed them into other websites and then Integrate the new form submissions (any length or values) into the existing Answering legal and Ring Savvy applications and network infrustructure.

Features:

1.	Submissions would show up in the user’s “message inbox”

2.	User would have the ability to choose from a selectable list of options for having the call center contact the lead. (Set Appointment, pre-qualify, send contract, etc.)

3.	Process the response based on the selected option from #2

a.	Send response request and lead contact info to CTI (through existing VPN file import/export system)

b.	Update the apps UI’s with the response i.e. “Set Appointment Requested”

c.	Update the apps UI’s with option status on each change i.e. “No Answer – 1st Attempt,” or “incorrect number,” or “Appointment Set,” etc.

d.	Create Change Log Message that will show up in the user’s master change log from within the app and from within the Messages area change log as well with info on what was requested, who requested it, device used, and date.

e.	Send a new message to the user on each status change indicating what happened.

i.	Convert and Process status change file from CTI and import into mobile app DB so that it appears in the app as a new message

ii.	Create tags and push notification groups within airship and send Push notification (If opted in)

iii.	Create Change Log Message that will show up in the user’s master change log from within the app and from within the Messages area change log as well.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Airship:

Overview: Create 30 automated push notifications scenario’s for actions that happen within the app, and customize for each platform (IOS, Android, Web) and 2 branded apps, resulting in approximately 180 different notification scenarios. Each platform and notification will need to be separately coded so that change logs, messages, stats, and the notification dashboard can properly operate (i.e. message received, appointment set, task assigned to you, assigned task accepted, etc.).

1.	Creation of Airship scope document and work with them to create notification plan with tagging and groups, etc.

2.	Creation of notification dashboard in the app with all 180 options available to turn off and on (30 per platform, 3 platforms, 2 brands = 180 configurable options).

3.	Create approx. 180 notifications and notification groups

4.	Make available subscribe / unsubscribe states for each one

5.	Create change log entry for each notification in users account

------------------------------------------------------------- New Additions ----------------------------------------------------------------

TASKS

1.	Create new API’s, database updates, and front-end UI features to:

a.	Add a folder and filter system to tasks, similar to messages

b.	Drag and drop folders

c.	Create New Change Log Entries

Create read receipts on assigned tasks:

1.	Send a new message to the user on each Task read and Task accepted/Denied that shows up as a new Message for the user that requested.

a.	Create 2 “Change Log” entries (customized per platform and brand) that will show up in each of the user’s master change log from within the app and also from within the Tasks area change log as well

b.	Send push notification notifying that a task was read or assigned task was accepted/denied.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Change from Default Status to Default Schedule:

1.	Change code and architecture to accommodate a default schedule instead of a default status, as previously coded.

2.	Write logic to process repeated default events and compare against newly created events with repeat options. Result is 2 repeating events, one as default and one as newly created, priority given to the newly created.

API’s Affected:

a.	CTI files and file processing

i.	Write conversion from CTI’s repeat system to ours.

b.	Get Current Status

c.	Time to Next Status timer

d.	Get 90 Schedule (calendar)

e.	Get Days Schedule (Days schedule list)

f.	Return to default status

g.	Hold calls

Other items affected:

h.	Database structure and table config

i.	UI Updates (Web app calendar)

SERVICES OVERVIEW

With a signed agreement in place, Friendable will engage additional knowledgeable dev team resources, ensuring they have been trained to address any issues that might arise. Our Project Manager will be available during standard business hours via email, phone, skype, or slack. (but as always, we will be available 24/7)

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

CLIENT RESPONSIBILITES:

●	Provide knowledgeable staff to accomplish the above tasks within the timeline and delivery dates agreed to.

●	Provide cooperation with CTI to complete the syncing of data between the two systems.

●	Provide project manager and technical contact

PROCESS

●	Task Assignments

-	Direct to the Project Manager

-	If the work is unsatisfactory, the client agrees to raise the concern within 1 business week of asking the Project Manager to address the issue

PROJECTED TIMELINE

●	Formstack

●	Airship

●	Tasks

●	Upgrades

PROJECT COSTS

SERVICES AND COSTS

Initial High-Performance Network and Backend Services Build

Title	Dates	Amount
+ Airship, 170 additional notifications, groups, etc. + 1 additional platform (Desktop)		$38,750
Formstack: separate load balanced servers, DB, notifications, integration into existing system		$47,175
App Upgrades		$25,350

	Total:	$111,275
	With Discount:	$70,103

DISCOUNTED PAYMENT PLAN
August	$35,052
September	$35,051

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

Ongoing Fees:

Þ	Hosting, Monitoring, Upgrades, and Maintenance TBD

EXPENSES

These costs exclude direct expenses incurred on the project. These include desktop publishing of print and/or presentation materials, copying and shipping charges. This does not include travel-related expenses. If traveling, meal expenses will be limited to $50 per diem. All travel and other direct expenses greater than $500 will be submitted to the Answering Legal for approval prior to incurring them.

CONTRACT TERMS

PAYMENT TERMS: Client shall pay Company the fees in the amount and on the timing as specified in each applicable SOW, or invoice, including, but not limited to, compensation for the Services and all reasonable out-of-pocket expenses incurred in the performance of the Services, and for any non-standard expenses [including support] incurred at the written request of Client. Payments made later than the due date set forth in the applicable SOW or invoice will accrue interest from the date due to the date paid at the lesser rate of eighteen percent (18%) per annum or the maximum allowed by applicable law. In the event Client fails to make a payment within ten (10) days from the date such payment is due, Company shall be entitled to suspend

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

performance of the Services and, at its option, terminate the relevant SOW by written notice.

DELIVERABLES: All Deliverables provided by Company to Client shall be deemed to be accepted within 5 days of receipt by Client unless Company receives written notice of non-acceptance within 5 days after delivery. Any notice of non-acceptance must state in reasonable detail how the Deliverables did not conform to the Statement of Work and Company shall use its reasonable business efforts to correct any deficiencies in the Deliverables so that they conform to the Statement of Work within 30 days of non- acceptance notice by Client. Client shall not withhold any payment for Services except for material and substantial non-conformity with the Statement of Work.

TERMINATION: Either party may, in its sole discretion, terminate this Agreement after the Services have been completed and paid in full for any existing SOW by providing prior written notice to the other party hereto. The provisions of this Agreement shall continue to apply to all ongoing Statements of Work. Either party may terminate this Agreement upon written notice to the other party if the other party: (a) materially breaches this Agreement, and such breach remains uncured more than thirty (30) days after receipt of written notice of such breach; (b) makes an assignment of substantially all of its assets for the benefit of its creditors; or (c) either (i) files a voluntary petition for relief under 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”) which is not dismissed or withdrawn within sixty (60) days or (ii) has an involuntary petition for relief under the Bankruptcy Code filed against it. In the event Client fails to meet any obligations to Company as described in this Agreement or in an SOW, including timely performance of Client tasks and deliverables per project schedules, then Company shall be entitled to suspend performance of the Services and, at its option, immediately terminate the relevant SOW by written notice. In any of the events of termination described herein, Client will continue to be obligated to pay any and all amounts due to Company for products or services provided to Client prior to the effective date of the termination, and any deposits or advance payments made by Client to Company shall be retained by Company. Upon expiration or termination of this Agreement, all Contract Terms described herein shall survive any expiration or termination of this Agreement.

WARRANTY: Client warrants that Company’s use of any materials furnished by Client in connection with a Statement of Work does not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company warrants that the Deliverables, in the form provided to Client, do not infringe any patent, copyright, trademark, trade secret or other right of any third party. Company shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner. If a Company License Agreement is used, then additional warranty terms contained therein will apply as to Company’s intellectual property which is licensed to Client.

LIMITATION OF LIABILITY: Neither party shall be liable for any consequential, indirect, special or incidental damages, such as damages for lost profits, business failure or loss arising out of use of the Deliverables or the Services, whether or not advised of the possibility of such damages. Company’s total liability arising out of this Agreement and the provision of the Services shall be limited to the fees received by Company within the twelve (12) month period immediately prior to the event giving rise to such liability paid under the applicable Statement of Work under which such liability arises. No action or proceeding arising out of this Agreement may be brought more than two years after the events giving rise thereto. Client shall indemnify and hold harmless Company, its parent, and subsidiary, and affiliate corporations, and their respective officers, directors and employees for any damages or losses incurred or sustained by any such parties relating to or that arise from: (i) the negligent or willful acts or omissions of Client, its employees or agents; or (ii) the performance of Services hereunder.

PUBLICITY: Neither party shall publish or use any advertising, sales promotions, press releases or other publicity relating to this Agreement or which use the other party’s name, logo, trademarks or service marks without the approval of the other party, which approval shall not be unreasonably withheld. The foregoing notwithstanding, the parties agree that Company may publicly refer to Client by name and use Client’s trademark and logo as part of Company’s Client lists.

INTELLECTUAL PROPERTY: ANSWERING LEGAL will own the entire product developed as part of this agreement.

PROTECTION OF PERSONNEL: Company makes every effort to hire and retain the best and brightest personnel. If Client hires any personnel of Company during a contract or within 24 months of the end of a contract, then the Client agrees to pay 50% of the employee’s previous annual compensation, or 50% of the employee’s future annual compensation, whichever is greater, to Company. The client also hereby grants access to Company for any and all financial

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

or payroll information necessary to ascertain the employee’s future annual compensation within the first year of employment with Client.

ASSIGNMENT: Neither party may assign this Agreement without the other party’s prior written consent. Notwithstanding the foregoing, however, Company may assign this Agreement without the Client’s prior written consent to (i) its subsidiary or affiliate, (ii) a purchaser of all or substantially all of its stock, membership interests or assets, or (iii) a third party participating in a merger or other corporate reorganization. This Agreement shall be binding on the successors, legal representatives, and assigns of the parties hereto. Any purported attempt to assign or transfer this Agreement in violation of this provision will be deemed void.

AGREEMENT: This Agreement, including the SOWs and/or License Agreement, contains the entire agreement between Company and Client with regard to the subject matter hereof and supersedes all prior agreements between the parties. Company and Client acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by Company or Client regarding the subject matter hereof which are not contained in this Agreement, and that no other agreement, statement, or promise not contained herein shall be valid or binding. This agreement will continue in effect from the effective date hereof, until terminated in writing by either party. Any changes to this agreement must be in writing and signed by both parties. This Agreement shall be governed in all respects by and construed in accordance with the laws of the state of California.

ARBITRATION: Any controversy, claim, or dispute between the parties relating to this Agreement shall be resolved by binding arbitration in California by an arbitrator(s) chosen under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be administered by the AAA and conducted according to California Code of Civil Procedure section 1282 et seq. Each party shall have the right to reasonable discovery prior to the arbitration. The arbitrator(s) shall base the award on applicable California law and judicial precedent and shall include in the award a statement of the reasons upon which the award is based. The fees of the arbitrator(s) shall be shared equally between the parties. Each party shall bear its own attorneys’ fees and costs incurred in the arbitration. Notwithstanding the foregoing, either party may seek judicial relief, including but not limited to, injunctive relief, for claims arising under the Intellectual Property section of this Agreement.

FORCE MAJEURE: Neither party shall be in default of any obligation under this Agreement to the extent performance of such obligation is prevented or delayed by a Force Majeure Event. For purposes of this section, Force Majeure Events include fire, flood, explosion, strike, war, insurrection, embargo, government requirement, act of civil or military authority, act of God, or any similar event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of a Force Majeure Event. If a Force Majeure Event prevents or delays the performance of a party for 30 days, the other party shall have the right to terminate the affected Statement of Work upon written notice at any time before performance resumes.

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT

RELATIONSHIP: The relationship of the parties is that of independent contractors. Each party, its employees and agents, shall not be deemed to be employees, agents, joint ventures or partners of the other and shall not have the authority to bind the other.

GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

NO WAIVER: Neither party shall be deemed to have waived any rights under this Agreement, by course of dealing or otherwise, unless such waiver is given in writing and signed by the waiving party.

SEVERABILITY: If any provision of this Agreement or a Statement of Work is found to be unenforceable in any jurisdiction, the balance of this Agreement and the Statement of Work shall not be affected by the unenforceable provision, and such provision, shall, if feasible, be modified in scope so that it becomes enforceable.

COUNTERPARTS: This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

ACCEPTANCE

ANSWERING LEGAL SOW3: ZAPIER DEVELOPMENT AND INTEGRATION

Signature:	Signature:

Robert A Rositano JR | CEO	Robert Shatles | President

FRIENDABLE, INC.	ANSWERING LEGAL
DATED: 6/9/2020	DATED: 6/9/2020

FRIENDABLE, INC. | 1821 S BASCOM AVE #353, CAMPBELL, CA 95008 | O: 855-473-7473

CLOUD SYSTEMS INTEGRATION AND APPLICATION DEVELOPMENT